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                                                                     Exhibit 4.7


                RESIGNATION, APPOINTMENT AND ACCEPTANCE AGREEMENT
                -------------------------------------------------

     THIS AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (this "Agreement"), dated as of April 25, 2002, is made by and among Bank One Trust Company, N.A., a national banking association duly organized under the laws of the United States of America (the "Prior Trustee"), HSBC Bank USA, a banking corporation and trust company duly organized and existing under the laws of the State of New York (the "Successor Trustee"), and Hawk Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Issuer"). This instrument shall be governed by and construed in accordance with the laws of the State of Ohio.

     WHEREAS, the Issuer issued $100,000,000 of 10 1/4% Senior Notes due 2003 under an Indenture dated as of November 27, 1996, between the Issuer and the Prior Trustee (as amended through the date hereof, the "Indenture"), of which Series B 10 1/4% Senior Notes due 2003 in aggregate principal amount of $65,000,000 (collectively, the "Notes") are currently issued and outstanding; and

     WHEREAS, the Prior Trustee currently serves as Indenture Trustee under the Indenture; and

     WHEREAS, the Indenture provides that, if the Trustee shall resign, the Issuer shall promptly appoint a successor Trustee; and

     WHEREAS, the Prior Trustee desires to resign as Trustee and the Issuer desires to appoint the Successor Trustee as successor Trustee under the Indenture, and the Successor Trustee desires to serve as successor Trustee and subject to the terms and conditions of the Indenture and this Agreement; and

     WHEREAS, following the execution and delivery of this instrument, the Successor Trustee will cause the notice required pursuant to the Indenture, a form of which is annexed hereto marked as Exhibit A, to be mailed to the registered Holders of the Notes as required by the Indenture;

     NOW THEREFORE, in consideration of the mutual covenants and agreement herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                                   RESIGNATION

     Section 1.01. RESIGNATION OF THE PRIOR TRUSTEE. The Prior Trustee hereby resigns as the Trustee under the Indenture and related legal documents; such resignation to become effective immediately prior to the opening of business on the Effective Date (as hereinafter



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defined). Notwithstanding the resignation of the Prior Trustee as the Trustee under the Indenture, the Issuer shall remain obligated to indemnify the Prior Trustee in accordance with Section 7.7 of the Indenture.

     Section 1.02. NOTICE OF RESIGNATION TO THE ISSUER. The Prior Trustee has given written notice of resignation to the Issuer pursuant to the Indenture, a copy of which is annexed hereto marked as Exhibit B.

                                   ARTICLE II.

                        APPOINTMENT OF SUCCESSOR TRUSTEE

     Section 2.01. APPOINTMENT. The Issuer hereby appoints the Successor Trustee to serve as a successor Trustee, Registrar and Paying Agent under the Indenture with all the authority, rights and powers which are vested in, and all duties and obligations which are binding on, the Trustee under the Indenture and related documents, effective at the opening of business on the first Business Day following the date upon which a fully executed counterpart of this Agreement is delivered to each of the parties hereto (the "Effective Date"). As used herein, "Business Day" means a day on which banks in the city where the principal corporate trust office of the Successor Trustee is located, are not required or authorized to remain closed and on which the New York Stock Exchange is not closed.

     Section 2.02. ACCEPTANCE. The Successor Trustee is qualified to serve as a successor Trustee under the Indenture and related documents and hereby accepts the appointment by the Issuer and agrees to serve as a successor Trustee under the Indenture and to perform the duties and obligations of the Trustee under the Indenture, effective at the opening of business on the Effective Date. The Successor Trustee shall timely make any and all filings required by the TIA and any related rules or regulations with respect to its succession as the Trustee under the Indenture.

     Section 2.03. VESTING OF RIGHTS, POWERS AND DUTIES. In accordance with the provisions of the Indenture, all rights, powers and duties of the Trustee under the Indenture shall be vested in and undertaken by the Successor Trustee, effective at the opening of business on the Effective Date.

     Section 2.04. NOTICE OF SUCCESSION. The Successor Trustee agrees to promptly notify all registered Holders of its appointment as a successor Trustee in accordance with the terms of Sections 7.8 and 11.2 of the Indenture, which notice shall have substantially the same form and content as Exhibit A. The Successor Trustee further agrees to promptly notify The Depository Trust Company and Cede & Co. of its appointment as a successor Trustee, Registrar and Paying Agent under the Indenture.

     Section 2.05. ASSIGNMENT OF POWERS AND PROPERTY. The Prior Trustee hereby confirms, assigns, transfers and sets over to the Successor Trustee, its successors and assigns in trust under the Indenture, all property, rights, powers, duties, trusts, immunities and obligations of the Prior Trustee as the Trustee under the Indenture and related documents. As of the Effective Date, the Prior Trustee will hold no property under the Indenture.




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     Section 2.06. FURTHER ASSURANCES. The Prior Trustee hereby agrees, upon reasonable request of the Successor Trustee, to execute, acknowledge and deliver such further instruments of transfer and further assurances and to do such other things as may reasonably be required for more fully and certainly vesting and confirming in the Successor Trustee all the property, rights, powers, duties, trusts, immunities and obligations of Prior Trustee as the Trustee under the Indenture and related documents.

     Section 2.07. CONVERSION. The Prior Trustee shall transfer the following items to the Successor Trustee on or prior to the Effective Date:

     a.   Original executed copies of the Indenture, and closing transcripts;

     b. Registered holder lists (including name, address, tax identification number and detailed holdings for each holder) certified to be accurate by the Prior Trustee;

     c.   Note debt service and loan payment records;

     d. Trust account statements for a one-year period preceding the Effective Date;

     e. All securities and moneys held by the Prior Trustee pursuant to the Indenture;

     f. All Notices sent to Holders and Issuer regarding any current or continuing defaults;

     g.   All unissued Note inventory or DTC FAST held global certificates; and

     h. Such other documentation as the Successor Trustee may reasonably require in order to transfer the appointment to it.

                                  ARTICLE III.

                                  MISCELLANEOUS

     Section 3.01. DEFINITIONS. Terms not otherwise defined in this Agreement shall have the meanings given thereto in the Indenture.

     Section 3.02. COMPENSATION. The Issuer agrees to pay to the Successor Trustee reasonable compensation for its services in accordance with Section 7.7 of the Indenture.

     Section 3.03. COUNTERPARTS. This Agreement may be executed in a number of counterparts, each of which shall constitute and original, but such counterparts shall together constitute but one and the same instrument.

     Section 3.04. PRESERVATION OF RIGHTS. Except as expressly provided herein, nothing contained in this Agreement shall in any way affect the obligations or rights of the Issuer, the Trustee, or any Holder under the Indenture and related documents.





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     Section 3.05. SEVERABILITY. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

     Section 3.06. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Prior Trustee, the Successor Trustee, the Issuer and their respective successors and assigns.

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

     Section 4.01. REPRESENTATIONS AND WARRANTIES OF THE PRIOR TRUSTEE.

     a. The Prior Trustee is a national banking association duly organized and existing under the laws of the United States, is authorized to conduct a general banking business with trust powers and is subject to the supervision of the Comptroller of the Currency of the United States as provided in the National Bank Act.

     b. The Prior Trustee has the corporate power and authority to enter into this Agreement. Upon execution and delivery, this Agreement shall constitute a valid and binding obligation of the Prior Trustee.

     c. The Prior Trustee is a duly appointed, authorized and acting trustee, collateral trustee and/or paying agent for the Notes. Such appointment has been administered by the Prior Trustee consistent with the authority granted to it by the Indenture and by applicable law.

     d. The Prior Trustee retains continued responsibility for its actions or omissions during its term as the Trustee under the Indenture.

     e. The Prior Trustee represents that $65,000,000 in principal amount of the Notes is currently issued and outstanding.

     f. The Prior Trustee represents that interest payments on the Notes have been made through December 1, 2001.

     g. There is no action, suit or proceeding pending or, to the best of the knowledge of the Prior Trustee, threatened against the Prior Trustee before any court or government authority arising out of any action or omission by the Prior Trustee as the Trustee under the Indenture.

     Section 4.02. REPRESENTATIONS AND WARRANTIES OF THE SUCCESSOR TRUSTEE.

     a. The Successor Trustee is a banking corporation and trust company duly organized and existing under the laws of the State of New York with trust powers and is subject to the supervision of the Federal Reserve Bank of New York and the New York State Banking Department.





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     b.   The Successor Trustee has the corporate power and authority to enter into this Agreement. Upon execution and delivery, this Agreement will constitute a valid and binding obligation of the Successor Trustee.

     c. The Successor Trustee is qualified and eligible to serve as Trustee and Collateral Trustee under the TIA and in accordance with provisions of the Indenture, including but not limited to Section 7.10 of the Indenture.

     Section 4.03. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Successor Trustee that:

     a.   It is duly organized and validly existing;

     b. It has not entered into any amendment to the Indenture except as disclosed herein, and the Indenture is in full force and effect;

     c. No event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under the Indenture;

     d. The execution and delivery of this Instrument and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, any contract, agreement, indenture or other instrument (including, without limitation, its certificate of incorporation and by-laws) to which it is a party or by which it or its property is bound, or any judgment, decree or order of any court or governmental agency or regulatory body or law, rule or regulation applicable to it or its property;

     e. No covenant or condition contained in the Indenture has been waived by the Company or, to the best of the Company's knowledge by holders of the percentage in aggregate principal amount of the Notes required to effect any such waiver;

     f.   The Notes are validly issued securities of the Company;

     g. Any conditions precedent relating to the appointment of HSBC Bank USA, as successor Trustee, Registrar and Paying Agent under the Indenture for which the Company is responsible have been complied with by the Company; and

     h. There is no action, suit or proceeding pending, or to the best of the Company's knowledge, threatened against the Company before any Court or any governmental authority, arising out of any action or omissions by the Company under the Indenture.







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                                   ARTICLE V.

                                     NOTICES

     Section 5.01. NOTICES. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or by first class United States mail, as follows:

     a.   If to the Prior Trustee:

          Bank One Trust Company, N.A.
          Corporate Trust Office
          1111 Polaris Parkway, Suite 1K
          P.O. Box 710181
          Columbus, OH  43271-0181
          Attention:  Jeffrey A. Ayres

     b.   If to the Successor Trustee:

          HSBC Bank USA
          452 Fifth Avenue
          New York, NY  10018-2706
          Attention:  Robert A. Conrad

     c.   If to the Issuer:

          Hawk Corporation
          200 Public Square
          Suite 30-5000
          Cleveland, OH  44114
          Attention:  Chief Executive Officer






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     Intending to be legally bound, the parties hereto have executed this
Agreement by their duly authorized corporate officers as of the dates provided below.


                                               BANK ONE TRUST COMPANY, N.A.,
                                               as the Prior Trustee

                                               By: /s/ Robert H. Major
                                               Title: Trust Officer
                                               Date: 4/25/2002


                                               HSBC BANK USA,
                                               as the Successor Trustee

                                               By: /s/ Robert A. Conrad
                                               Title: Vice President
                                               Date: 4/18/2002


                                               HAWK CORPORATION,
                                               as the Issuer

                                               By: /s/ Thomas A. Gilbride
                                               Title: Vice President - Finance
                                               Date: 4/30/2002







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                                    EXHIBIT A
                                    ---------

                   NOTICE TO THE HOLDERS OF HAWK CORPORATION'S
                     SERIES B 10 1/4% SENIOR NOTES DUE 2003
                                  (THE "NOTES")

                       CUSIP NOS.: 420089AA2 AND 420089AC8

NOTE: THIS NOTICE CONTAINS IMPORTANT INFORMATION THAT IS OF INTEREST TO THE REGISTERED AND BENEFICIAL OWNERS OF THE SUBJECT SECURITIES. IF APPLICABLE, ALL DEPOSITORIES, CUSTODIANS, AND OTHER INTERMEDIARIES RECEIVING THIS NOTICE ARE REQUESTED TO EXPEDITE RE-TRANSMITTAL TO BENEFICIAL OWNERS OF THE SECURITIES IN A TIMELY MANNER.

HSBC Bank USA, as successor Trustee hereby notifies you of the resignation of Bank One Trust Company, N.A. as Trustee under the Indenture, dated as of November 27, 1996, as amended from time to time, pursuant to which your Notes are issued and are outstanding.

Hawk Corporation has appointed HSBC Bank USA, whose Corporate Trust Office is located at 452 Fifth Avenue, New York, New York 10018-2706, as successor Trustee under the Indenture, which appointment has been accepted and became effective


By:   HSBC BANK USA,
      as Successor Trustee







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                                    EXHIBIT B
                                    ---------

Hawk Corporation
200 Public Square
Suite 30-5000
Cleveland, OH  44114

Attention:  Chief Executive Officer

Gentlemen:

NOTICE IS HEREBY GIVEN THAT, pursuant to Section 7.8 of the Indenture, dated as of November 27, 1996, as amended from time to time (the "Indenture"), between Hawk Corporation and Bank One Trust Company, N.A. ("Bank One"), Bank One hereby resigns as the Trustee under the Indenture, such resignation to be effective upon the appointment of a successor Trustee pursuant to Section 7.8 of the Indenture and the acceptance of such appointment by such successor Trustee pursuant to Section 7.8 of the Indenture.

Would you please acknowledge receipt of this notice by signing two copies and returning them to us.


                                     Bank One Trust Company, N.A.,
                                     as Trustee


                                     By  /s/ Jeffrey A. Ayres

                                           Jeffrey A. Ayres, Director
                                           Fiduciary Workout Services










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